Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Reports Second Quarter 2007 Financial Results

ANAHEIM, Calif., –(BUSINESS WIRE)–August 9, 2007–Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), announces financial results for its second quarter ended June 29, 2007.

For the second quarter of 2007, Willdan reported total contract revenue of $21.2 million and net income of $1.1 million, or $0.15 per basic and diluted share.

Key Operational Highlights for the Second Quarter 2007

•                  Increased utilization rates of our direct employees;

•                  Returned to profitability and positive cash flow from operations; and

•                  Strengthened our management team through the appointments of Kimberly Gant as Chief Financial Officer and Marc Tipermas as President of National Programs, and the promotion of Mallory McCamant to Chief Operations Officer.

Thomas Brisbin, Chief Executive Officer of Willdan stated, “Since the first quarter of 2007, Willdan employees have responded with a sense of urgency.  The result is higher utilization rates, improved profitability and increased cash flow.  We have also recently made two key hires that strengthen our business development and financial capabilities.  The steps we’ve taken in the second quarter reflect our progress in building a strong foundation for sustainable growth.”

Second Quarter Results

For the second quarter of fiscal 2007, revenue was $21.2 million, up $0.9 million, or 4.5%, from revenue of $20.3 million for the comparable period last year.  On a sequential basis, revenue was up $1.9 million, or 9.9% from the first quarter of 2007.  Income from operations was $1.7 million for the second quarter of fiscal 2007, down $0.2 million, or 8.6% from the comparable period last year.  On a sequential basis, income from operations was up $2.8 million from the first quarter of 2007.  Net income was $1.1 million for the second quarter of fiscal 2007, down $2.8 million, or 72.7% from the comparable period last year.  In the second quarter of fiscal 2006, the Company recognized income of $2.3 million for life insurance proceeds as a result of the death of its former Chief Executive Officer.  Further, prior to the Company’s initial public offering of its common stock (IPO) in November 2006, the Company was considered a qualified S Corporation for federal and state income tax purposes.  Upon the completion of the IPO, the Company’s S Corporation status terminated and the Company became subject to federal and state income taxes as a C Corporation.  Pro forma net income for the second quarter of fiscal 2006 would have been $3.2 million assuming the Company had been taxed during that period as a C Corporation.  Basic and diluted earnings per share for the second quarter of fiscal 2007 was $0.15 as compared to $0.82 for the comparable period last year or $0.69 on a pro forma basis giving effect to additional income tax expense.

Willdan generated cash flow from operations of $2.2 million in the second fiscal quarter of 2007.

Six Months Results

For the six months ended June 29, 2007, revenue was $40.4 million, up $2.3 million, or 6.2%, from revenue of $38.1 for the comparable period last year.  Income from operations was $0.6 million for the first six months of fiscal 2007, down $2.3 million, or 79.7%, from the comparable period last year.  Net income was $0.8 million for the first six months of fiscal 2007, down $4.0 million, or 83.0% from the comparable period last year.  Giving effect to additional income tax expense, pro forma net income for the six months ended June 30, 2006 would have been $3.8 million.  Basic and diluted earnings per share for the first six months of fiscal 2007 was $0.11 as compared to $1.01 for the comparable period last year or $0.80 on a pro forma basis.

	Three Months Ended		Six Months Ended
In thousands (except EPS data)	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Revenue	$21,180	$20,272	$40,448	$38,093
Income from operations	1,688	1,846	581	2,859
Interest expense	24	225	(550)	411
Interest income and other, net	148	2,283	328	2,355
Income tax expense	754	25	651	38
Net income	$1,058	$3,879	$808	$4,765

Basic and Diluted EPS:
Net income	$0.15	$0.82	$0.11	$1.01

Weighted average shares outstanding:
Basic	7,148	4,713	7,148	4,712
Diluted	7,151	4,713	7,150	4,712

Pro Forma Data (unaudited)(1):
Pro forma income tax expense		$662		$1,021
Pro forma net income		$3,242		$3,782

Pro forma EPS, basic and diluted		$0.69		$0.80

(1)	Assumes the Company was taxed as a C corporation during the three and six months ended June 29, 2006.

Outlook

The following statement is based on current expectations.  This statement is forward-looking and actual results could differ materially from current expectations.  This outlook should be read in conjunction with the information on forward-looking statements at the end of this press release.

Willdan maintains its previously disclosed outlook of $86 million to $90 million in revenue for its fiscal year 2007.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin, Chief Operations Officer Mallory McCamant and Chief Financial Officer Kimberly Gant plan to host a conference call on August 9, 2007 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss the Company’s financial results and business developments.

Interested parties may access the conference call by dialing 866-249-5225 (303-262-2211 for international callers).  When prompted, ask for the “Willdan Group Investor Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdangroup.com under Investor Relations: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through August 23, 2007, by dialing 800-405-2236 (303-590-3000 for international callers).  The replay access code is 11094945#.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security. www.willdangroup.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business, and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 29, 2006 filed on March 27, 2007. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Mallory McCamant

Chief Operations Officer

Tel: 714-940-6327

mallory@willdangroup.com

Kimberly Gant

Chief Financial Officer

Tel:  714-940-6329

kgant@willdangroup.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 29, 2006	June 29, 2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,633,000	$5,000,000
Liquid investments	—	7,700,000
Cash, cash equivalents and liquid investments	20,633,000	12,700,000
Accounts receivable, net of allowance for doubtful accounts of $492,000 and $598,000 at December 29, 2006 and June 29, 2007, respectively	14,270,000	14,464,000
Costs and estimated earnings in excess of billings on uncompleted contracts	7,960,000	8,846,000
Other receivables	4,505,000	1,315,000
Prepaid expenses and other current assets	1,858,000	1,376,000
Total current assets	49,226,000	38,701,000
Equipment and leasehold improvements, net	4,372,000	3,949,000
Goodwill	2,911,000	2,911,000
Other assets	599,000	559,000
Total assets	$57,108,000	$46,120,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$257,000	$652,000
Accounts payable	1,270,000	864,000
Accrued liabilities	14,106,000	6,081,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,222,000	1,266,000
Accrued final distribution payable to holders of redeemable common stock	3,150,000	—
Current portion of notes payable	993,000	345,000
Current portion of notes payable to related parties	75,000	—
Current portion of capital lease obligations	170,000	170,000
Current portion of deferred income taxes	1,693,000	1,693,000
Total current liabilities	22,936,000	11,071,000

Notes payable to related parties, less current portion	46,000	—
Capital lease obligations, less current portion	348,000	287,000
Deferred lease obligations	547,000	646,000
Deferred income taxes, net of current portion	398,000	398,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,148,000 shares issued and outstanding at December 29, 2006 and June 29, 2007, respectively	71,000	71,000
Additional paid-in capital	32,552,000	32,629,000
Retained earnings	210,000	1,018,000
Total stockholders’ equity	32,833,000	33,718,000
Total liabilities and stockholders’ equity	$57,108,000	$46,120,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 29, 2007	June 30, 2006	June 29, 2007
Contract revenues	$20,272,000	$21,180,000	$38,093,000	$40,448,000

Direct costs of contract revenues:
Salaries and wages	6,273,000	6,917,000	12,158,000	13,401,000
Production expenses	438,000	453,000	768,000	797,000
Subconsultant services	1,067,000	1,192,000	1,960,000	2,251,000
Total direct costs of contract revenues	7,778,000	8,562,000	14,886,000	16,449,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	6,721,000	5,957,000	13,045,000	13,344,000
Facilities	973,000	1,158,000	1,863,000	2,260,000
Depreciation and amortization	391,000	449,000	723,000	896,000
Other	2,563,000	3,366,000	4,717,000	6,918,000
Total general and administrative expenses	10,648,000	10,930,000	20,348,000	23,418,000
Income from operations	1,846,000	1,688,000	2,859,000	581,000

Other income (expense):
Interest expense	(225,000)	(24,000)	(411,000)	550,000
Interest income and other, net	2,283,000	148,000	2,355,000	328,000
Total other income	2,058,000	124,000	1,944,000	878,000
Income before income tax expense	3,904,000	1,812,000	4,803,000	1,459,000

Income tax expense	25,000	754,000	38,000	651,000
Net income	$3,879,000	$1,058,000	$4,765,000	$808,000

Net income per share:
Basic and diluted	$0.82	$0.15	$1.01	$0.11

Weighted-average shares outstanding:
Basic	4,713,000	7,148,000	4,712,000	7,148,000
Diluted	4,713,000	7,151,000	4,712,000	7,150,000

Pro Forma Data (unaudited):
Pro forma provision for income taxes	$662,000		$1,021,000
Pro forma net income	$3,242,000		$3,782,000
Pro forma income per common share, basic and diluted	$0.69		$0.80

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30, 2006	June 29, 2007
Cash flows from operating activities:
Net income	$4,765,000	$808,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	724,000	896,000
(Gain) loss on sale of equipment	(13,000)	10,000
Allowance for doubtful accounts	84,000	91,000
Stock-based compensation	—	67,000
Changes in operating assets and liabilities:
Accounts receivable	(2,571,000)	(285,000)
Costs and estimated earnings in excess of billing on uncompleted contracts	(88,000)	(886,000)
Other receivables	(1,875,000)	3,190,000
Prepaid expenses and other current assets	182,000	482,000
Other assets	(111,000)	26,000
Accounts payable	361,000	(406,000)
Accrued liabilities	(711,000)	(8,025,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	390,000	44,000
Deferred income taxes	48,000	—
Deferred lease obligations	4,000	99,000
Net cash provided by (used in) operating activities	1,189,000	(3,889,000)

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(1,754,000)	(468,000)
Proceeds from sale of equipment	4,000	27,000
Purchase of other assets	(100,000)	—
Purchase of liquid investments	—	(12,600,000)
Proceeds from sale of liquid investments	—	4,900,000
Net cash used in investing activities	(1,850,000)	(8,141,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(55,000)	395,000
Payments on notes payable	(820,000)	(769,000)
Proceeds from borrowings under line of credit	10,060,000	—
Repayments of line of credit	(8,741,000)	—
Principal payments on capital leases	(70,000)	(89,000)
Payments on liabilities to stockholders	(3,000)	—
Proceeds from issuance of redeemable common stock	18,000	—
Distributions to holders of redeemable common stock	(2,334,000)	(3,150,000)
(Payment) refund of offering costs	(341,000)	10,000
Net cash used in financing activities	(2,286,000)	(3,603,000)
Net decrease in cash and cash equivalents	(2,947,000)	(15,633,000)

Cash and cash equivalents at beginning of the period	3,066,000	20,633,000
Cash and cash equivalents at end of the period	$119,000	$5,000,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$102,000	$49,000
Income taxes	38,000	424,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$271,000	$29,000
Note payable issued in connection with acquisition of assets	150,000	—